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                                                                  EXHIBIT NO. 15

November 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

     RE:   Regis Corporation Registration Statements  on Form S-3
           (File No. 333-28511, No. 333-78793, No. 333-49165, No. 333-89279,
           No.333-90809 and 333-31874), and Form S-8 (File No. 33-44867
           and No. 33-89882)

Commissioners:

We are aware that our report dated October 24, 2000, on our review of the interim consolidated financial information of Regis Corporation for the period ended September 30, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.



Yours very truly,


PRICEWATERHOUSECOOPERS LLP